Exhibit 10.24
ZBB Energy Corporation
N93 W14475 Whittaker Way
Menomonee Falls, WI 43501
41 Broadway Associates LLC
520 Madison Avenue
New York, New York 10022
July 13, 2006
Gentlemen:
Reference is made to the business development agreement entered into as of September 15, 2005 (the “Agreement”) between ZBB Energy Corporation, a Wisconsin corporation (the “Company”) and 41 Broadway Associates LLC, a Delaware limited liability company (“Broadway”). Unless otherwise defined herein, all capitalized terms, when used in this letter agreement shall have the same meaning as is defined in the Agreement.
Reference is also made to a letter dated June 9, 2006 (“Amendment No. 1”) from the Company to Broadway in which the Company has proposed to modify the Agreement and immediately issue an aggregate of 5,000,000 shares of Company common stock, $0.001 par value per share (the “Shares”) to Broadway or its members in full satisfaction of all obligations of the Company to issue a maximum of 10,000,000 Subject Shares under the Agreement.
This letter confirms the issuance of 5,000,000 Shares pursuant to the Amendment No. 1 and, in exchange therefore and in full satisfaction and release of all of the parties obligations to one another, Broadway hereby delivers and promises to pay, a promissory note in the amount of $1,000,000 (the “Purchase Price”) to the Company, bearing simple interest at 4% per annum, payable in five equal annual installments on September 15 of each year commencing 2006 (the “Promissory Note”). The parties agree that the note shall be a recourse note against Broadway and its members severally (not jointly an severally), in proportion to their individual percentage equity in Broadway as set forth on Exhibit A hereto.
The parties also hereby agree that Broadway and the Company shall continue to extend the term of Agreement a period of five (5) years, ending September 15, 2010. In consideration for the future business development services to be rendered, the Company agrees to pay to Broadway the sum of $200,000 per year, payable on each September 15th anniversary date of the Agreement, as so extended. All consulting fees paid shall be non refundable for any partial year in which the consulting term may be terminated. Notwithstanding the foregoing, if the consulting term is terminated early by Broadway for any reason, the Promissory Note shall remain outstanding and be repayable in accordance with its terms to the extent not paid. The consulting agreement shall not be terminated by the Company for any reason other then “cause” (which shall be defined and be limited to fraud against the Company by Broadway or its members). If the consulting term is terminated early by the Company without cause, the Promissory Note shall be discharged and deemed to be paid in full, in which event neither Broadway nor any of its members shall have any further liability to the Company. If the consulting term is terminated for cause, then Broadway’s members shall each have the right, at their sole discretion, to either (i) pay their share of the outstanding Promissory Note in accordance with its terms or (ii) return the percentage shares owned as equals the percentage of the unpaid portion of the Promissory Note for which such member is responsible or (iii) any combination of (i) or (ii) above.
By your execution of this letter agreement, Broadway and each of its individual members are hereby agreeing to accept the 5,000,000 Shares, to pay timely their pro-rata portion of the Promissory Note tendered as the Purchase Price therefore and to extend the term of the Agreement and do hereby waive all rights to receive any additional Subject Shares under the Agreement. By its execution of this letter agreement and execution and delivery of the Promissory Note by Broadway and its members the Company hereby covenants and agrees that all of such 5,000,000 Shares shall be deemed to have been fully earned by Broadway and its members, are fully paid, duly authorized, validly issued and non-assessable, and are not thereafter subject to forfeiture, cancellation or recoupment of any kind.
We mutually agree and acknowledge that inasmuch as there is no United States market currently available to Broadway for the Shares and that Broadway (or its members) may be required to hold the Shares indefinitely, the value of the Shares to Broadway and its members may be substantially less than $1,000,000.
In connection with the Agreement, the Company (a) has paid in full the $100,000 expense allowance set forth in Section 3(a) of the Agreement, and (b) pay the Success Fee set forth in Section 3(b) of the Agreement, if and to the extent earned in the future.
The certificates evidencing the 5,000,000 Shares shall be issued to the following members of Broadway based on the percentage interest of such members as set forth below:

Name and Address of Member	Percentage of Members	Number
	Interest in Broadway	of Shares

The Rubin Family Irrevocable Stock Trust 25 Highland Boulevard Dix Hills, New York 11746	20.1875%	1,009,375

Cobble Creek Consulting, Inc. 445 Central Avenue, Suite 108 Cedarhurst, NY 11516	20.1875%	1,009,375

Volta Associates, LLC (a Florida LLC) 4775 Collins Ave. Suite #3801 PO Box 402527 Miami, FL 33140	40.3750%	2,018,750

David Eisenberg (1) 4775 Collins Ave. Suite #3801 PO Box 402527 Miami, FL 33140	-0-	-0-

Bristol Associates LLC c/o M. Callan 22 First Street, Main Duplex Brooklyn, NY 11231	14.2500%	712,500

Name and Address of Member	Percentage of Members	Number
	Interest in Broadway	of Shares

Adam Weis 100 South Pointe Dr. Apt. #2104 Miami Beach, FL 33139	5.0000%	250,000

Total	100.0000%	5,000,000

(1)	David Eisenberg has the sole interest in receiving the expense allowance and any Success Fee that may be earned in the future pursuant to Section 3(b) of the Agreement. The $100,000 expense allowance has been earned, of which (a) $50,000 has been paid, and (b) the balance shall be payable upon execution of this letter agreement.
All certificates evidencing the Shares shall contain the following restrictive legends:
The Shares evidenced by this certificate have not been registered under the Securities Act of 1933, as amended (the “Act”), and may not be sold, pledged, transferred, hypothecated or assigned in the absence of an effective registration statement under the Act or an opinion of counsel satisfactory to the Company that registration is not required under the Act.”
The members shall each be responsible to repay the Promissory Note and shall only be responsible for, the amount that equals their respective percentage interests in Broadway as indicated above, expressed as a decimal, multiplied by $1,000,000. Notwithstanding the foregoing, the Company may, at its discretion, pay its annual consideration under the Consulting Agreement either (i) in cash, or (ii) by crediting the amount owed by Broadway and each of the members for the purchase of the Shares, or (iii) in any combination of (i) or (ii) above, in each case, to the aggregate amount of no less than $200,000 of cash payments and/or credits per year. The liability of the Members to pay the purchase price shall be several based on their own percentage interests and not joint.
The Agreement may be terminated by the Company early without cause only in the event that it pays the remaining amount of fees due under the term (or agrees to discharge the remaining amount of the subscription receivable which is payable by Broadway and its members). Failure of the Company to pay the amounts due under the Agreement shall be, without limitation, an affirmative defense of Broadway or its members to non-payment of the Promissory Note.
In the event that the Company registers shares of its common stock for resale on behalf of any other existing selling security holders in its contemplated initial U.S. public offering pursuant to a Form SB-2 registration statement to be filed under the Act, the Company agrees to include the Shares in such registration statement and shall use its best efforts to cause such registration statement to be declared effective; provided, that if required by the managing underwriter of the Company’s initial U.S. public offering, the members of Broadway shall execute and deliver appropriate lock up agreements on terms and conditions no less favorable to the Broadway members than those imposed on any other selling security holder whose shares are being registered for resale in such registration statement.
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If the foregoing accurately reflects the substance of our mutual agreement and understanding, please so indicate by executing and delivering a copy of this letter in the space provided below.

Very truly yours,

ZBB Energy Corporation

By:

ACCEPTED AND AGREED TO:

41 Broadway Associates LLC

By:	/s/ David E. Eisenberg 7/13/06

David E. Eisenberg, Managing Member

The Rubin Family Irrevocable Stock Trust

By:

Marjorie Rubin, Trustee

Barry Pomerantz

Volta Associates, LLC

By:	/s/ David E. Eisenberg 7/13/06

David E. Eisenberg, Managing Member

/s/ David E. Eisenberg 7/13/06

David E. Eisenberg

Bristol Associates LLC

By:

/s/ Adam Weis

Adam Weis